Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 7, 2025) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,804 as of June 30, 2025, an increase of 3% for both the second quarter of 2025 and the first six months of 2025, including dividends.

Manning Rountree, CEO, commented, “BVPS was up 3% in the quarter. We had sound results at our operating companies and good investment returns. Ark produced an 85% combined ratio and $815 million of gross written premiums in the quarter, up 17% year-over-year. HG Global generated $19 million of gross written premiums, a record second quarter, and grew book value by 2%. Kudu managed flattish results under volatile market conditions. Bamboo had a record quarter, with significant growth in managed premiums and adjusted EBITDA. MediaAlpha’s share price increased 19% in the quarter, producing a $31 million mark-to-market gain. Excluding MediaAlpha, our investment portfolio was up 2.3%. In July, we announced our acquisition of Distinguished Programs and closed our transaction with BroadStreet Partners. Including these deployments, undeployed capital now stands at roughly $300 million.”

Comprehensive income (loss) attributable to common shareholders was $124 million and $159 million in the second quarter and first six months of 2025 compared to $(55) million and $182 million in the second quarter and first six months of 2024. Results in the second quarter and first six months of 2025 included $31 million and $(6) million of unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha compared to $(139) million and $72 million of net realized and unrealized investment gains (losses) in the second quarter and first six months of 2024.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 84% and 90% in the second quarter and first six months of 2025 compared to 87% and 89% in the second quarter and first six months of 2024. Ark/WM Outrigger reported gross written premiums of $815 million and $1,923 million, net written premiums of $579 million and $1,306 million and net earned premiums of $364 million and $722 million in the second quarter and first six months of 2025 compared to gross written premiums of $697 million and $1,569 million, net written premiums of $503 million and $1,101 million and net earned premiums of $318 million and $621 million in the second quarter and first six months of 2024.

Ark’s combined ratio was 85% and 90% in the second quarter and first six months of 2025 compared to 89% and 91% in the second quarter and first six months of 2024. Ark’s combined ratio in the first six months of 2025 included 13 points of catastrophe losses, driven by losses related to the January 2025 California wildfires. Ark’s combined ratio included five points and nine points of net favorable prior year development in the second quarter and first six months of 2025, driven by the property, marine & energy and specialty lines of business, which more than offset six points of unfavorable development in the second quarter related to aviation losses from the conflict in Ukraine. This compares to two points and one point of net favorable prior year development in the second quarter and first six months of 2024, driven primarily by the property line of business.

Ark reported gross written premiums of $815 million and $1,923 million, net written premiums of $536 million and $1,226 million and net earned premiums of $357 million and $703 million in the second quarter and first six months of 2025 compared to gross written premiums of $697 million and $1,569 million, net written premiums of $464 million and $1,028 million and net earned premiums of $311 million and $603 million in the second quarter and first six months of 2024. Premium growth in the second quarter and first six months of 2025 was driven primarily by the property and specialty lines of business.

Ark reported pre-tax income of $91 million and $144 million in the second quarter and first six months of 2025 compared to $50 million and $83 million in the second quarter and first six months of 2024. Ark’s results included net realized and unrealized investment gains of $51 million and $81 million in the second quarter and first six months of 2025 compared to $20 million and $31 million in the second quarter and first six months of 2024.

Ian Beaton, CEO of Ark, said, “We enjoyed good results for the first half of 2025. Ark’s combined ratio was 85% for the second quarter and 90% year to date, both better than prior year. Gross written premiums in the quarter were up 17% year-over-year, aided by the addition of new underwriting teams and classes of business.”

WM Outrigger Re’s combined ratio was 44% and 120% in the second quarter and first six months of 2025 compared to 27% and 30% in the second quarter and first six months of 2024. Catastrophe losses in the first six months of 2025 included $19 million of losses related to the California wildfires (net of reinstatement premiums). WM Outrigger Re reported gross and net written premiums of $43 million and $80 million and net earned premiums of $7 million and $19 million in the second quarter and first six months of 2025 compared to gross and net written premiums of $39 million and $73 million and net earned premiums of $8 million and $18 million in the second quarter and first six months of 2024. The increase in gross and net written premiums was driven by White Mountains’s larger capital commitment to WM Outrigger Re for the 2025 underwriting year.

WM Outrigger Re reported pre-tax income of $6 million in the second quarter of 2025. Results in the second quarter of 2025 included pre-tax income (loss) of $7 million for the 2025 underwriting year and $(1) million for the 2024 underwriting year. WM Outrigger Re reported pre-tax income of $8 million in the second quarter of 2024. Results in the second quarter of 2024 included pre-tax income of $7 million for the 2024 underwriting year and $1 million for the 2023 underwriting year. WM Outrigger Re reported pre-tax income of $0.3 million in the first six months of 2025. Results in the first six months of 2025 included pre-tax income (loss) of $10 million for the 2025 underwriting year and $(10) million for the 2024 underwriting year. WM Outrigger Re reported pre-tax income of $18 million in the first six months of 2024. Results in the first six months of 2024 included pre-tax income of $14 million for the 2024 underwriting year and $4 million for the 2023 underwriting year.

Through June 30, 2025, WM Outrigger Re generated pre-tax income of $10 million from the 2025 underwriting year, $28 million from the 2024 underwriting year and $76 million from the 2023 underwriting year.

HG Global

HG Global reported gross written premiums of $19 million and $26 million and earned premiums of $7 million and $15 million in the second quarter and first six months of 2025 compared to gross written premiums of $12 million and $21 million and earned premiums of $8 million and $14 million in the second quarter and first six months of 2024. HG Global’s total par value of policies assumed was $931 million and $1,358 million in the second quarter and first six months of 2025 compared to $786 million and $1,324 million in the second quarter and first six months of 2024. HG Global’s total gross pricing was 206 and 191 basis points in the second quarter and first six months of 2025 compared to 148 and 155 basis points in the second quarter and first six months of 2024.

HG Global reported pre-tax income of $17 million and $42 million in the second quarter and first six months of 2025 compared to $11 million and $17 million in the second quarter and first six months of 2024. HG Global’s results included net realized and unrealized investment gains (losses) of $3 million and $13 million in the second quarter and first six months of 2025 compared to $(2) million and $(9) million in the second quarter and first six months of 2024, driven by the movement of interest rates. The fair value of the BAM surplus notes increased to $397 million as of June 30, 2025 compared to $389 million as of March 31, 2025, resulting from approximately $8 million of accrued interest.

Kevin Pearson, President of HG Global, said, “HG Global had a strong second quarter. Gross written premiums increased 66% year-over-year. Par value assumed increased 18% year-over-year, driven by higher issuance of municipal bonds, and total gross pricing increased 39% year-over-year, reflecting higher primary market pricing.”

We encourage you to read BAM’s second quarter statutory financial statements and operating supplement, which will be available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-finanical-information/.

Kudu

Kudu reported total revenues of $20 million, pre-tax income of $11 million and adjusted EBITDA of $16 million in the second quarter of 2025 compared to total revenues of $70 million, pre-tax income of $61 million and adjusted EBITDA of $12 million in the second quarter of 2024. Total revenues, pre-tax income and adjusted EBITDA included $19 million of net investment income in the second quarter of 2025 compared to $16 million in the second quarter of 2024. Total revenues and pre-tax income also included $1 million of net realized and unrealized investment gains in the second quarter of 2025 compared to $55 million in the second quarter of 2024. On a trailing 12 months basis, return on equity was 8% as of June 30, 2025, down from 13% as of March 31, 2025 due to lower net realized and unrealized investment gains.

Kudu reported total revenues of $84 million, pre-tax income of $64 million and adjusted EBITDA of $32 million in the first six months of 2025 compared to total revenues of $81 million, pre-tax income of $63 million and adjusted EBITDA of $26 million in the first six months of 2024. Total revenues, pre-tax income and adjusted EBITDA included $39 million of net investment income in the first six months of 2025 compared to $33 million in the first six months of 2024. Total revenues and pre-tax income also included $45 million of net realized and unrealized investment gains in the first six months of 2025 compared to $48 million in the first six months of 2024.

Rob Jakacki, CEO of Kudu, said, “Kudu had an okay quarter. GAAP ROE dipped to 8%, reflecting lower realized and unrealized gains, while annualized adjusted EBITDA increased 1%, reflecting continued underlying growth. The fair value of our portfolio was flat, holding up well under volatile market conditions. Our pipeline remains active, and we anticipate continued capital deployment through the rest of 2025.”

Bamboo

Bamboo reported commission and fee revenues of $59 million and pre-tax income of $16 million in the second quarter of 2025 compared to commission and fee revenues of $33 million and pre-tax income of $6 million in the second quarter of 2024. Bamboo reported MGA pre-tax income of $15 million and MGA adjusted EBITDA of $26 million in the second quarter of 2025 compared to MGA pre-tax income of $6 million and MGA adjusted EBITDA of $12 million in the second quarter of 2024. Managed premiums, which represent the total premiums placed by Bamboo, were $191 million in the second quarter of 2025 compared to $120 million in the second quarter of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

Bamboo reported commission and fee revenues of $103 million and pre-tax income of $22 million in the first six months of 2025 compared to commission and fee revenues of $55 million and pre-tax income of $7 million in the first six months of 2024. Bamboo reported MGA pre-tax income of $25 million and MGA adjusted EBITDA of $46 million in the first six months of 2025 compared to MGA pre-tax income of $7 million and MGA adjusted EBITDA of $18 million in the first six months of 2024. Managed premiums were $338 million in the first six months of 2025 compared to $209 million in the first six months of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

Bamboo’s estimates for losses to its programs from the January 2025 California wildfires remain unchanged at approximately $160 million as of June 30, 2025.

John Chu, CEO of Bamboo, said, “Bamboo had an excellent quarter. We once again achieved record financial performance across our key financial metrics. Trailing 12 months managed premiums increased to $613 million, up 72% year-over-year, while trailing 12 months MGA adjusted EBITDA increased to $80 million, up 3x year-over-year. Looking ahead, we see continuing opportunities to drive robust, profitable growth in the second half of 2025 and beyond.”

MediaAlpha

As of June 30, 2025, White Mountains owned 17.9 million shares of MediaAlpha, representing a 26% basic ownership interest (24% on a fully-diluted/fully-converted basis). As of June 30, 2025, MediaAlpha’s share price was $10.95 per share, which increased from $9.24 per share as of March 31, 2025. The carrying value of White Mountains’s investment in MediaAlpha was $196 million as of June 30, 2025 compared to $165 million as of March 31, 2025. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s second quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $36 million and $(23) million in the second quarter and first six months of 2025 compared to $(153) million and $49 million in the second quarter and first six months of 2024. Unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $31 million and $(6) million in the second quarter and first six months of 2025 compared to net realized and unrealized investment gains (losses) of $(139) million and $72 million in the second quarter and first six months of 2024. Excluding MediaAlpha, net realized and unrealized investment gains were $32 million and $35 million in the second quarter and first six months of 2025 compared to $9 million and $31 million in the second quarter and first six months of 2024. Net investment income was $9 million and $18 million in the second quarter and first six months of 2025 compared to $8 million and $18 million in the second quarter and first six months of 2024.

White Mountains’s Other Operations reported other revenues of $57 million and $70 million in the second quarter and first six months of 2025 compared to $15 million and $29 million in the second quarter and first six months of 2024. White Mountains’s Other Operations reported cost of sales of $42 million and $50 million in the second quarter and first six months of 2025 compared to $7 million and $15 million in the second quarter and first six months of 2024. The increases in other revenues and cost of sales were driven primarily by the acquisition of Enterprise Solutions by WTM Partners in the second quarter of 2025.

White Mountains’s Other Operations reported general and administrative expenses of $54 million and $89 million in the second quarter and first six months of 2025 compared to $43 million and $94 million in the second quarter and first six months of 2024. The increase in general and administrative expenses in the second quarter of 2025 compared to the second quarter of 2024 was driven primarily by parent company transaction costs as well as the acquisition of Enterprise Solutions.

In the second quarter and first six months of 2025, White Mountains’s Other Operations reported pre-tax income (loss) of $1 million and $(7) million related to the Bamboo CRV. The results of the Bamboo CRV for the first six months of 2025 included $12 million of losses related to the January 2025 California wildfires. In both the second quarter and first six months of 2024, White Mountains’s Other Operations reported pre-tax income of $2 million related to the Bamboo CRV.

Investments

The total consolidated portfolio return was 2.7% in the second quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.3% in the second quarter of 2025. The total consolidated portfolio return was -0.1% in the second quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 2.2% in the second quarter of 2024.

The total consolidated portfolio return was 4.5% in the first six months of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 4.7% in the first six months of 2025. The total consolidated portfolio return was 4.5% in the first six months of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 3.5% in the first six months of 2024.

Mark Plourde, President of White Mountains Advisors, said, "Excluding MediaAlpha, the total portfolio was up 2.3% in the quarter, a solid absolute result but mixed versus benchmarks. Our fixed income portfolio returned 1.5%, in-line with the Bloomberg Intermediate Aggregate Index return. The equity portfolio, excluding MediaAlpha, returned 3.4%, behind the S&P 500 Index return of 10.9% in a strong up quarter for common stocks. Equity results were driven by lower relative returns from our market neutral positions and other long-term investments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2025	December 31, 2024	June 30, 2024
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,755.8	$1,565.1	$1,005.5
Common equity securities	435.0	425.4	422.3
Short-term investments	611.4	601.4	904.5
Other long-term investments	609.1	547.8	491.3
Total investments	3,411.3	3,139.7	2,823.6
Cash (restricted $4.6, $14.1, $3.6)	162.7	141.2	156.3
Reinsurance recoverables	1,044.1	589.0	863.8
Insurance premiums receivable	1,451.4	768.6	1,175.4
Deferred acquisition costs	344.8	165.2	245.3
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	198.7	202.8	147.0
Total P&C Insurance and Reinsurance assets	6,905.5	5,299.0	5,703.9
Financial Guarantee (HG Global)
Fixed maturity investments	670.8	612.1	1,039.4
Short-term investments	42.9	55.5	51.3
Total investments	713.7	667.6	1,090.7
Cash	9.2	11.5	5.0
BAM surplus notes, at fair value	396.7	381.7	—
Insurance premiums receivable	8.0	4.4	6.4
Deferred acquisition costs	90.4	86.6	41.7
Other assets	26.5	27.6	36.3
Total Financial Guarantee assets	1,244.5	1,179.4	1,180.1
Asset Management (Kudu)
Short-term investments	42.3	27.9	37.6
Other long-term investments	1,127.2	1,014.0	907.1
Total investments	1,169.5	1,041.9	944.7
Cash	5.7	.6	1.1
Accrued investment income	24.1	18.0	15.1
Goodwill and other intangible assets	7.8	8.0	8.1
Other assets	23.6	39.9	35.4
Total Asset Management assets	1,230.7	1,108.4	1,004.4
P&C Insurance Distribution (Bamboo)
Fixed maturity investments	39.3	40.7	33.2
Short-term investments	26.6	17.3	19.8
Total investments	65.9	58.0	53.0
Cash (restricted $94.9, $59.5, $60.5)	117.6	74.5	68.9
Premiums, commissions and fees receivable	54.4	70.0	58.0
Goodwill and other intangible assets	347.0	355.0	363.0
Other assets	34.6	27.1	18.8
Total P&C Insurance Distribution assets	619.5	584.6	561.7
Other Operations
Fixed maturity investments	170.0	293.7	266.7
Common equity securities	—	224.6	208.5
Investment in MediaAlpha	195.5	201.6	235.2
Short-term investments	501.9	262.1	192.3
Other long-term investments	570.8	588.4	624.0
Total investments	1,438.2	1,570.4	1,526.7
Cash	42.6	38.6	23.9
Goodwill and other intangible assets	158.1	64.8	67.4
Other assets	183.8	80.4	98.8
Total Other Operations assets	1,822.7	1,754.2	1,716.8
Total assets	$11,822.9	$9,925.6	$10,166.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2025	December 31, 2024	June 30, 2024
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,288.5	$2,127.5	$1,890.1
Unearned insurance premiums	1,847.3	853.3	1,526.1
Debt	158.9	154.5	155.0
Reinsurance payable	463.8	149.5	367.3
Contingent consideration	193.4	155.3	107.3
Other liabilities	221.6	224.7	157.2
Total P&C Insurance and Reinsurance liabilities	5,173.5	3,664.8	4,203.0
Financial Guarantee (HG Global)
Unearned insurance premiums	307.9	297.3	333.2
Debt	147.6	147.4	147.2
Other liabilities	32.8	19.4	52.1
Total Financial Guarantee liabilities	488.3	464.1	532.5
Asset Management (Kudu)
Debt	246.8	238.6	203.3
Other liabilities	82.4	78.1	67.9
Total Asset Management liabilities	329.2	316.7	271.2
P&C Insurance Distribution (Bamboo)
Loss and loss adjustment expense reserves	28.8	17.8	16.6
Unearned insurance premiums	12.9	31.5	23.6
Premiums and commissions payable	93.9	88.1	78.8
Debt	104.6	—	—
Other liabilities	41.0	30.3	28.2
Total P&C Insurance Distribution liabilities	281.2	167.7	147.2
Other Operations
Loss and loss adjustment expense reserves	14.2	12.1	3.9
Unearned insurance premiums	9.4	29.0	22.6
Debt	36.7	22.0	24.7
Accrued incentive compensation	41.0	79.3	58.5
Other liabilities	109.2	38.9	31.1
Total Other Operations liabilities	210.5	181.3	140.8
Total liabilities	6,482.7	4,794.6	5,294.7

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	576.6	566.4	561.3
Retained earnings	4,067.6	3,919.0	3,863.1
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	.3	(1.7)	(1.8)
Total White Mountains’s common shareholders’ equity	4,644.5	4,483.7	4,422.6
Noncontrolling interests	695.7	647.3	449.6
Total equity	5,340.2	5,131.0	4,872.2
Total liabilities and equity	$11,822.9	$9,925.6	$10,166.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2025	March 31, 2025	December 31, 2024	June 30, 2024
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$4,644.5	$4,509.6	$4,483.7	$4,422.6
Book value per share denominator (in thousands of shares):
Common shares outstanding	2,575.1	2,573.7	2,568.1	2,568.3

Book value per share	$1,803.57	$1,752.17	$1,745.87	$1,722.02

Quarter-to-date change in book value per share, including dividends:	2.9%	0.4%	(2.8)%	(1.2)%
Year-to-date change in book value per share, including dividends:	3.4%	0.4%	5.5%	4.0%

Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$364.2	$318.3	$722.2	$621.1
Net investment income	26.3	22.3	49.8	42.2
Net realized and unrealized investment gains (losses)	51.1	20.3	80.6	30.9
Other revenues	6.3	2.4	8.5	5.9
Total P&C Insurance and Reinsurance revenues	447.9	363.3	861.1	700.1
Financial Guarantee (HG Global)
Earned insurance premiums	7.1	9.0	15.3	16.8
Net investment income	6.5	10.4	12.8	20.1
Net realized and unrealized investment gains (losses)	3.1	(4.3)	13.1	(14.4)
Interest income from BAM surplus notes	7.5	—	15.0	—
Other revenues	—	.6	.1	1.1
Total Financial Guarantee revenues	24.2	15.7	56.3	23.6
Asset Management (Kudu)
Net investment income	19.3	15.7	38.7	32.9
Net realized and unrealized investment gains (losses)	.8	54.5	44.8	48.0
Other revenues	.3	—	.7	—
Total Asset Management revenues	20.4	70.2	84.2	80.9
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	59.1	32.7	103.3	54.6
Earned insurance premiums	1.6	8.0	16.5	16.4
Other revenues	1.8	1.3	4.1	2.1
Total P&C Insurance Distribution revenues	62.5	42.0	123.9	73.1
Other Operations
Earned insurance premiums	2.3	8.6	16.2	8.6
Net investment income	8.6	8.4	18.3	18.3
Net realized and unrealized investment gains (losses)	31.8	8.5	34.6	30.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	30.5	(139.2)	(6.1)	71.5
Commission and fee revenues	4.2	3.4	8.1	7.0
Other revenues	56.8	14.5	70.4	28.9
Total Other Operations revenues	134.2	(95.8)	141.5	165.0
Total revenues	$689.2	$395.4	$1,267.0	$1,042.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$164.0	$175.7	$397.5	$355.7
Acquisition expenses	97.2	68.2	180.7	134.5
General and administrative expenses	56.5	42.9	92.4	85.1
Change in fair value of contingent consideration	28.4	13.3	38.1	13.3
Interest expense	4.3	4.7	8.5	10.1
Total P&C Insurance and Reinsurance expenses	350.4	304.8	717.2	598.7
Financial Guarantee (HG Global)
Acquisition expenses	2.0	2.2	3.9	4.4
General and administrative expenses	1.0	17.2	1.6	34.5
Interest expense	4.5	4.1	9.1	7.6
Total Financial Guarantee expenses	7.5	23.5	14.6	46.5
Asset Management (Kudu)
General and administrative expenses	3.6	3.5	7.6	6.9
Interest expense	6.1	5.4	12.5	11.0
Total Asset Management expenses	9.7	8.9	20.1	17.9
P&C Insurance Distribution (Bamboo)
Broker commission expenses	19.8	12.7	35.3	22.0
Loss and loss adjustment expenses	1.7	4.3	12.6	10.1
Acquisition expenses	(.6)	2.9	6.0	6.0
General and administrative expenses	22.6	15.7	42.6	27.7
Interest expense	2.9	—	5.0	—
Total P&C Insurance Distribution expenses	46.4	35.6	101.5	65.8
Other Operations
Loss and loss adjustment expenses	.8	3.9	18.2	3.9
Acquisition expenses	.9	2.6	6.0	2.6
Cost of sales	42.4	7.0	49.9	14.6
General and administrative expenses	53.8	43.2	89.3	93.5
Interest expense	.8	.6	1.3	1.3
Total Other Operations expenses	98.7	57.3	164.7	115.9
Total expenses	512.7	430.1	1,018.1	844.8
Pre-tax income (loss)	176.5	(34.7)	248.9	197.9
Income tax (expense) benefit	(12.9)	(6.5)	(22.5)	(17.3)
Net income (loss)	163.6	(41.2)	226.4	180.6
Net (income) loss attributable to noncontrolling interests	(40.7)	(13.4)	(69.6)	1.2
Net income (loss) attributable to White Mountains’s common shareholders	$122.9	$(54.6)	$156.8	$181.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to White Mountains’s common shareholders	$122.9	$(54.6)	$156.8	$181.8
Other comprehensive income (loss), net of tax	1.1	.1	3.1	(.2)
Comprehensive income (loss)	124.0	(54.5)	159.9	181.6
Other comprehensive (income) loss attributable to noncontrolling interests	(.3)	(.1)	(1.1)	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$123.7	$(54.6)	$158.8	$181.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Basic earnings (loss) per share	$47.75	$(21.24)	$60.99	$70.93
Diluted earnings (loss) per share	$47.75	$(21.24)	$60.99	$70.93
Dividends declared and paid per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$357.1	$7.1	$7.1	$—	$1.6	$2.3	$375.2
Net investment income (1)	24.1	2.2	6.5	19.3	.7	8.6	61.4
Net realized and unrealized investment gains (losses) (1)	51.1	—	3.1	.8	—	31.8	86.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	30.5	30.5
Interest income from BAM surplus notes	—	—	7.5	—	—	—	7.5
Commission and fee revenues	—	—	—	—	59.1	4.2	63.3
Other revenues	6.3	—	—	.3	1.1	56.8	64.5
Total revenues	438.6	9.3	24.2	20.4	62.5	134.2	689.2
Expenses:
Loss and loss adjustment expenses	162.3	1.7	—	—	1.7	.8	166.5
Acquisition expenses	95.8	1.4	2.0	—	(.6)	.9	99.5
Cost of sales	—	—	—	—	—	42.4	42.4
Broker commission expenses	—	—	—	—	19.8	—	19.8
General and administrative expenses	56.5	—	1.0	3.6	22.6	53.8	137.5
Change in fair value of contingent consideration	28.4	—	—	—	—	—	28.4
Interest expense	4.3	—	4.5	6.1	2.9	.8	18.6
Total expenses	347.3	3.1	7.5	9.7	46.4	98.7	512.7
Pre-tax income (loss)	$91.3	$6.2	$16.7	$10.7	$16.1	$35.5	$176.5
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$310.8	$7.5	$7.5	$1.5	$—	$8.0	$8.6	$343.9
Net investment income (1)	19.3	3.0	5.9	4.5	15.7	0.6	8.4	57.4
Net realized and unrealized investment gains (losses) (1)	20.3	—	(2.0)	(2.3)	54.5	—	8.5	79.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	(139.2)	(139.2)
Interest income (expense) from BAM surplus notes	—	—	6.6	(6.6)	—	—	—	—
Commission and fee revenues	—	—	—	—	—	32.7	3.4	36.1
Other revenues	2.4	—	—	.6	—	.7	14.5	18.2
Total revenues	352.8	10.5	18.0	(2.3)	70.2	42.0	(95.8)	395.4
Expenses:
Loss and loss adjustment expenses	176.0	(.3)	—	—	—	4.3	3.9	183.9
Acquisition expenses	65.9	2.3	2.2	—	—	2.9	2.6	75.9
Cost of sales	—	—	—	—	—	—	7.0	7.0
Broker commission expenses	—	—	—	—	—	12.7	—	12.7
General and administrative expenses	42.8	.1	.6	16.6	3.5	15.7	43.2	122.5
Change in fair value of contingent consideration	13.3	—	—	—	—	—	—	13.3
Interest expense	4.7	—	4.1	—	5.4	—	.6	14.8
Total expenses	302.7	2.1	6.9	16.6	8.9	35.6	57.3	430.1
Pre-tax income (loss)	$50.1	$8.4	$11.1	$(18.9)	$61.3	$6.4	$(153.1)	$(34.7)
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$703.1	$19.1	$15.3	$—	$16.5	$16.2	$770.2
Net investment income (1)	45.4	4.4	12.8	38.7	1.4	18.3	121.0
Net realized and unrealized investment gains (losses) (1)	80.7	(.1)	13.1	44.8	.3	34.6	173.4
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(6.1)	(6.1)
Interest income from BAM surplus notes	—	—	15.0	—	—	—	15.0
Commission and fee revenues	—	—	—	—	103.3	8.1	111.4
Other revenues	8.5	—	.1	.7	2.4	70.4	82.1
Total revenues	837.7	23.4	56.3	84.2	123.9	141.5	1,267.0
Expenses:
Loss and loss adjustment expenses	375.6	21.9	—	—	12.6	18.2	428.3
Acquisition expenses	179.6	1.1	3.9	—	6.0	6.0	196.6
Cost of sales	—	—	—	—	—	49.9	49.9
Broker commission expenses	—	—	—	—	35.3	—	35.3
General and administrative expenses	92.3	.1	1.6	7.6	42.6	89.3	233.5
Change in fair value of contingent consideration	38.1	—	—	—	—	—	38.1
Interest expense	8.5	—	9.1	12.5	5.0	1.3	36.4
Total expenses	694.1	23.1	14.6	20.1	101.5	164.7	1,018.1
Pre-tax income (loss)	$143.6	$.3	$41.7	$64.1	$22.4	$(23.2)	$248.9
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$603.3	$17.8	$14.0	$2.8	$—	$16.4	$8.6	$662.9
Net investment income (1)	36.3	5.9	11.3	8.8	32.9	.9	18.3	114.4
Net realized and unrealized investment gains (losses) (1)	30.9	—	(9.3)	(5.1)	48.0	(.1)	30.7	95.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	71.5	71.5
Interest income (expense) from BAM surplus notes	—	—	13.2	(13.2)	—	—	—	—
Commission and fee revenues	—	—	—	—	—	54.6	7.0	61.6
Other revenues	5.9	—	—	1.1	—	1.3	28.9	37.2
Total revenues	676.4	23.7	29.2	(5.6)	80.9	73.1	165.0	1,042.7
Expenses:
Loss and loss adjustment expenses	355.3	.4	—	—	—	10.1	3.9	369.7
Acquisition expenses	129.6	4.9	4.0	.4	—	6.0	2.6	147.5
Broker commission expenses	—	—	—	—	—	22.0	—	22.0
Cost of sales	—	—	—	—	—	—	14.6	14.6
General and administrative expenses	85.0	.1	1.0	33.5	6.9	27.7	93.5	247.7
Change in fair value of contingent consideration	13.3	—	—	—	—	—	—	13.3
Interest expense	10.1	—	7.6	—	11.0	—	1.3	30.0
Total expenses	593.3	5.4	12.6	33.9	17.9	65.8	115.9	844.8
Pre-tax income (loss)	$83.1	$18.3	$16.6	$(39.5)	$63.0	$7.3	$49.1	$197.9
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended June 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$815.2	$42.6	$(42.6)	$815.2
Net written premiums	$536.0	$42.6	$—	$578.6
Net earned premiums	$357.1	$7.1	$—	$364.2

Insurance expenses:
Loss and loss adjustment expenses	$162.3	$1.7	$—	$164.0
Acquisition expenses	95.8	1.4	—	97.2
Other underwriting expenses (1)	46.3	—	—	46.3
Total insurance expenses	$304.4	$3.1	$—	$307.5

Insurance ratios:
Loss and loss adjustment expenses	45.4%	23.9%	—%	45.0%
Acquisition expenses	26.8	19.8	—	26.7
Other underwriting expenses	13.0	—	—	12.7
Combined Ratio	85.2%	43.7%	—%	84.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended June 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$697.0	$38.9	$(38.9)	$697.0
Net written premiums	$463.9	$38.9	$—	$502.8
Net earned premiums	$310.8	$7.5	$—	$318.3

Insurance expenses:
Loss and loss adjustment expenses	$176.0	$(.3)	$—	$175.7
Acquisition expenses	65.9	2.3	—	68.2
Other underwriting expenses (1)	33.1	—	—	33.1
Total insurance expenses	$275.0	$2.0	$—	$277.0

Insurance ratios:
Loss and loss adjustment expense	56.6%	(4.0)%	—%	55.2%
Acquisition expense	21.2	30.7	—	21.4
Other underwriting expense	10.7	—	—	10.4
Combined Ratio	88.5%	26.7%	—%	87.0%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Six Months Ended June 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,922.8	$80.1	$(80.1)	$1,922.8
Net written premiums	$1,226.2	$80.1	$—	$1,306.3
Net earned premiums	$703.1	$19.1	$—	$722.2

Insurance expenses:
Loss and loss adjustment expenses	$375.6	$21.9	$—	$397.5
Acquisition expenses	179.6	1.1	—	180.7
Other underwriting expenses (1)	74.8	—	—	74.8
Total insurance expenses	$630.0	$23.0	$—	$653.0

Insurance ratios:
Loss and loss adjustment expense	53.4%	114.7%	—%	55.0%
Acquisition expense	25.5	5.7	—	25.0
Other underwriting expense	10.6	—	—	10.4
Combined Ratio	89.5%	120.4%	—%	90.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Six Months Ended June 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,569.1	$73.2	$(73.2)	$1,569.1
Net written premiums	$1,027.6	$73.2	$—	$1,100.8
Net earned premiums	$603.3	$17.8	$—	$621.1

Insurance expenses:
Loss and loss adjustment expenses	$355.3	$.4	$—	$355.7
Acquisition expenses	129.6	4.9	—	134.5
Other underwriting expenses (1)	63.6	—	—	63.6
Total insurance expenses	$548.5	$5.3	$—	$553.8

Insurance ratios:
Loss and loss adjustment expense	58.9%	2.3%	—%	57.3%
Acquisition expense	21.5	27.5	—	21.7
Other underwriting expense	10.5	—	—	10.2
Combined Ratio	90.9%	29.8%	—%	89.2%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
HG Global	2025		2024		2025		2024
Par value assumed:
Par value of primary market policies assumed (1)		$840.1		$695.4		$1,167.1		$1,178.0
Par value of secondary market policies assumed (1)	90.4		90.5		190.7		145.9
Total par value of policies assumed		$930.5		$785.9		$1,357.8		$1,323.9

Reinsurance premiums:
Gross written premiums from primary market		$16.7		$6.8		$20.5		$13.7
Gross written premiums from secondary market	2.5		4.8		5.4		6.8
Total gross written premiums	19.2		11.6		25.9		20.5
Ceding commission paid	5.8		3.4		7.8		6.0
Total gross written premiums net of ceding commission paid		$13.4		$8.2		$18.1		$14.5

Earned premiums		$7.1		$7.5		$15.3		$14.0

Pricing:
Gross pricing from primary market	199	bps	98	bps	176	bps	116	bps
Gross pricing from secondary market	277	bps	530	bps	283	bps	466	bps
Total gross pricing	206	bps	148	bps	191	bps	155	bps

Total pricing net of ceding commission paid	144	bps	104	bps	133	bps	110	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of June 30, 2025	As of December 31, 2024	As of June 30, 2024
Unearned premiums	$307.9	$297.3	$280.4
Deferred acquisition costs	90.4	86.6	81.0
Unearned premiums, net of deferred acquisition costs	$217.5	$210.7	$199.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2024	Three Months Ended June 30, 2025	Six Months Ended June 30, 2024	Six Months Ended June 30, 2025	Twelve Months Ended June 30, 2025
Net investment income (1)	$15.7	$19.3	$32.9	$38.7	$72.5
Net realized and unrealized investment gains (losses)	54.5	.8	48.0	44.8	48.1
Other revenues	—	.3	—	.7	1.5
Total revenues	70.2	20.4	80.9	84.2	122.1
General and administrative expenses	3.5	3.6	6.9	7.6	16.1
Interest expense	5.4	6.1	11.0	12.5	23.6
Total expenses	8.9	9.7	17.9	20.1	39.7
GAAP pre-tax income (loss)	61.3	10.7	63.0	64.1	82.4
Income tax (expense) benefit	(9.9)	1.0	(9.1)	(10.6)	(18.3)
GAAP net income (loss)	51.4	11.7	53.9	53.5	64.1

Add back:
Interest expense	5.4	6.1	11.0	12.5	23.6
Income tax expense (benefit)	9.9	(1.0)	9.1	10.6	18.3
Depreciation expense	—	—	—	—	.1
Amortization of other intangible assets	.1	.1	.2	.2	.3
EBITDA	66.8	16.9	74.2	76.8	106.4

Exclude:
Net realized and unrealized investment (gains) losses	(54.5)	(.8)	(48.0)	(44.8)	(48.1)
Non-cash equity-based compensation expense	—	—	—	—	.3
Transaction expenses	.1	.1	.1	—	1.6
Adjusted EBITDA	$12.4	$16.2	$26.3	$32.0	$60.2

Adjustment to annualize partial year revenues from participation contracts acquired					5.1
Adjustment to remove partial year revenues from participation contracts sold					—
Annualized adjusted EBITDA					$65.3

GAAP net investment income (1)					$72.5
Adjustment to annualize partial year revenues from participation contracts acquired					5.1
Adjustment to remove partial year revenues from participation contracts sold					—
Annualized revenue					$77.6

Net equity capital drawn					$481.2
Debt capital drawn					253.3
Total net capital drawn and invested (2)					$734.5

GAAP net investment income revenue yield					9.9%

Cash revenue yield					10.6%

Return on equity					7.8%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Kudu	2025	2024	2025	2024
Beginning balance of Kudu’s participation contracts (1)	$1,120.4	$884.2	$1,008.4	$890.5
Contributions to participation contracts	.2	.2	68.2	0.2
Proceeds from participation contracts sold (2)	—	(37.5)	—	(37.5)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (3)	9.1	(3.2)	9.1	(6.3)
Net unrealized investment gains (losses) on participation contracts - all other (4)	(8.6)	57.6	35.4	54.4
Ending balance of Kudu’s participation contracts (5)	$1,121.1	$901.3	$1,121.1	$901.3
(1) As of March 31, 2025, March 31, 2024, December 31, 2024 and December 31, 2023, Kudu’s other long-term investments also include $5.8, $5.7, $5.6 and $5.8 related to a private debt instrument.
(2) Includes $28.1 of proceeds receivable from participation contracts sold during the three and six months ended June 30, 2024.
(3) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(4) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(5) As of June 30, 2025 and June 30, 2024, Kudu’s other long-term investments also include $6.1 and $5.8 related to a private debt instrument.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended June 30, 2024	Three Months Ended June 30, 2025	Six Months Ended June 30, 2024	Six Months Ended June 30, 2025	Twelve Months Ended June 30, 2025
Commission and fee revenues	$32.7	$59.1	$54.6	$103.3	$183.3
Earned insurance premiums	8.0	1.6	16.4	16.5	39.5
Other revenues	1.3	1.8	2.1	4.1	7.8
Total revenues	42.0	62.5	73.1	123.9	230.6
Broker commission expenses	12.7	19.8	22.0	35.3	64.6
Loss and loss adjustment expenses	4.3	1.7	10.1	12.6	23.1
Acquisition expenses	2.9	(.6)	6.0	6.0	14.1
General and administrative expenses	15.7	22.6	27.7	42.6	76.0
Interest expense	—	2.9	—	5.0	5.0
Total expenses	35.6	46.4	65.8	101.5	182.8
GAAP pre-tax income (loss)	6.4	16.1	7.3	22.4	47.8
Income tax (expense) benefit	(2.2)	(3.2)	(1.5)	(7.6)	(13.0)
GAAP net income (loss)	4.2	12.9	5.8	14.8	34.8

Exclude:
Net (income) loss, Bamboo captive	(.4)	(1.1)	—	2.8	1.8
MGA net income (loss)	3.8	11.8	5.8	17.6	36.6

Add back:
Interest expense	—	2.9	—	5.0	5.0
Income tax expense (benefit)	2.2	3.2	1.5	7.6	13.0
Depreciation expense	—	.3	—	.5	.8
Amortization of other intangible assets	4.3	4.0	8.5	8.0	15.9
MGA EBITDA	10.3	22.2	15.8	38.7	71.3

Exclude:
Non-cash equity-based compensation expense	.3	2.3	.6	3.1	4.1
Software implementation expenses	.4	1.0	.9	1.9	2.9
Restructuring expenses	.5	.1	.6	1.8	2.0
MGA adjusted EBITDA	$11.5	$25.6	$17.9	$45.5	$80.3

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 19 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss).

The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
Millions	2025	2024	2025	2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$16.1	$6.4	$22.4	$7.3
Remove pre-tax (income) loss, Bamboo captive	(1.1)	(.4)	2.8	—
MGA pre-tax income (loss)	$15.0	$6.0	$25.2	$7.3

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses and (iii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 21 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total consolidated portfolio return	2.7%	(0.1)%	4.5%	4.5%
Remove MediaAlpha	(0.4)	2.3	0.2	(1.0)
Total consolidated portfolio return excluding MediaAlpha	2.3%	2.2%	4.7%	3.5%

Three Months Ended June 30, 2025
Total equity portfolio return	4.2%
Remove MediaAlpha	(0.8)
Total equity portfolio return excluding MediaAlpha	3.4%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2024 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.